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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT,
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

  DATE OF REPORT (Date of Earliest Event Reported): May 11, 1999 (May 4, 1999)

                          HEALTHY PLANET PRODUCTS, INC.
               (Exact Name of Registrant as Specified in Charter)

          Delaware                        1-13048                94-2601764
----------------------------     ------------------------    -------------------
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                       Identification No.)

              1700 Corporate Circle
               Petaluma, California                         94954
   ----------------------------------------               ----------
   (Address of Principal Executive Offices)               (Zip Code)

       Registrant's telephone number, including area code: (707) 778-2280

                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

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Item 5. Other Events

         On May 4, 1999, the Company completed the acquisition of The Evergreen Group product line from KT Holdings, Inc. The acquisition consisted of the business, assets, and The Evergreen Group trade name formerly marketed by KT Holdings, Inc. The Evergreen Group product lines, which include adoption kits, educational games, activity kits and gift items, are based on pro-active consumer education about the conservation of endangered animals. These product lines are associated with, and help to support, various conservation groups such as Caribbean Conservation Corporation, Earth Island Institute, Hornocker Wildlife Institute, Institute of Range and the American Mustang, International Wildlife Coalition, Nature Conservancy, The Raptor Center, wolf Education and Research Center and Yellowstone Grizzly Foundation.

         The purchase price of the Evergreen Group product line assets consisted of $250,000 in cash paid at closing and the delivery by the Company of 292,260 callable Common Stock Purchase Warrants, of which 146,130 warrants are exercisable at $2.00 per share and 146,130 warrants are exercisable at $2.50 per share. The Warrants are entitled to limited registration rights, including piggyback rights and a demand registration right commencing April 30, 2000 through April 30, 2004.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          HEALTHY PLANET PRODUCTS, INC.

                                         By /s/ Bruce A. Wilson
                                            ------------------------------------
                                            Bruce A. Wilson, President, Chief
                                            Executive, Chief Operating and Chief
                                            Financial Officer

Dated: May 11, 1999

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